As filed with the Securities and Exchange Commission on March 27, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Adagio Medical Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	99-1151466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

26051 Merit Circle, Suite 102 Laguna Hills, California	92653
(Address of Principal Executive Offices)	(Zip Code)

Adagio Medical Holdings, Inc. 2024 Equity Incentive Plan

(Full Title of the Plans)

Todd Usen

Chief Executive Officer

Adagio Medical Holdings, Inc.

26051 Merit Circle, Suite 102

Laguna Hills, California 92653

(949) 348-1188

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric Blanchard

Paul Alexander

Cooley LLP

500 Boylston Street, 14th Floor

Boston, MA 02116

Tel: (617) 937-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Adagio Medical Holdings, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) for the purpose of registering 3,273,751 additional shares of its common stock under the Registrant’s 2024 Equity Incentive Plan (the “2024 Plan”), pursuant to the provisions of the 2024 Plan providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2024 Plan on January 1, 2026. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

The Registrant previously registered shares of its common stock for issuance under the 2024 Plan on a Registration Statement on Form S-8 filed with the Commission on October 8, 2024 (File No. 333-282544) and a Registration Statement on Form S-8 filed with the Commission on March 27, 2025 (File No. 333-286193). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Adagio Medical Holdings, Inc. is sometimes referred to as “Registrant,” “we,” “us,” or “our.”

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 27, 2026.

(b) The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed with the Commission on August 1, 2024 (File No. 001-42199) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Reference is made under this Item 8 to the exhibit index included in this Registration Statement.

Exhibit Index

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 6, 2024).

4.2	Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 6, 2024).

4.3	Specimen Common Stock Certificate of Registrant (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 6, 2024).

4.4	Registrant's 2024 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 6, 2024).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm for Adagio Medical Holdings, Inc.

23.2*	Consent of Cooley LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Hills, State of California, on this 27th day of March, 2026.

Adagio Medical Holdings, Inc.

By:	/s/ Todd Usen
Todd Usen
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd Usen and Deborah Kaster, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Todd Usen	Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2026
Todd Usen

/s/ Deborah Kaster	Chief Financial Officer	March 27, 2026
Deborah Kaster	(Principal Financial and Accounting Officer)

/s/ James L. Cox	Director	March 27, 2026
James L. Cox

/s/ Orly Mishan	Director	March 27, 2026
Orly Mishan

/s/ Keyvan Mirsaeedi-Farahani	Director	March 27, 2026
Keyvan Mirsaeedi-Farahani

/s/ Sean Salmon	Director	March 27, 2026
Sean Salmon

/s/ Timothy Moran	Director	March 27, 2026
Timothy Moran

/s/ Sandra Gardiner	Director	March 27, 2026
Sandra Gardiner